215835
                                                                     EXHIBIT 4.2

242 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 18, 2000 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Series 242 as of July 18, 2000 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."



                                                              Grant Thornton LLP


Chicago, Illinois
July 18, 2000